Exhibit 99.1

     Epiq Systems, Inc. Announces Fourth Quarter and Full Year 2006 Results

     KANSAS CITY, Kan.--(BUSINESS WIRE)--Feb. 20, 2007--Epiq Systems, Inc. (NASDAQ:EPIQ) announced results of operations for the fourth quarter and full year of 2006 with fourth quarter operating revenue (total revenue less operating revenue from reimbursed direct costs) of $38.7 million compared to $23.5 million for the same period last year and 2006 operating revenue of $199.7 million compared to $82.7 million last year. Operating revenue for the fourth quarter of 2006 does not include recognition of previously deferred revenue, while fourth quarter 2005 operating revenue reflected a deferral of $5.6 million. In 2006, the Company recognized $59.7 million of previously deferred revenue; during 2005, the Company deferred $24.5 million of revenue. Excluding the impacts of deferred revenue for both fiscal years, operating revenue in 2006 increased 31% compared to the prior year. A reconciliation statement is attached with additional details.

     The fourth quarter 2006 net loss of $2.1 million or ($0.11) per share compared to a net loss of $4.0 million or ($0.22) per share for the year ago quarter. Net income for 2006 was $35.1 million or $1.58 per share compared to a net loss of $3.8 million or ($0.21) per share for the prior year. As a result of our adoption of SFAS No.123R, "Share-Based Payment," effective January 1, 2006, during the fourth quarter 2006 we recognized $3.7 million and for the full year 2006 we recognized $5.4 million of share-based compensation expense compared to no expense during 2005.

     Fourth quarter 2006 net cash provided by operating activities was $10.8 million compared to $13.5 million for the year ago quarter. Net cash provided by operating activities for 2006 was $34.4 million, a 26% increase compared to $27.2 million for the prior year. A condensed consolidated cash flow statement is attached.

     Epiq Systems' management also evaluates the following non-GAAP financial measures: (i) non-GAAP operating revenue (operating revenue before reimbursed direct costs adjusted to include deferred revenue accounted for under SOP 97-2, "Software Revenue Recognition," in the period in which the services were provided and to exclude the revenue in the later period in which the deferred revenue is recognized, (ii) non-GAAP adjusted EBITDA (net income before interest/financing, taxes, depreciation, amortization, share-based compensation, and acquisition related expenses, adjusted to include deferred revenue accounted for under SOP 97-2 in the period in which the services were provided and to exclude the revenue in the later period in which it is recognized) and (iii) non-GAAP net income (net income before amortization of acquisition related intangibles, share-based compensation, acquisition-related expenses, capitalized loan fee amortization, and embedded option mark-to-market expense/convertible debt accretion, adjusted to include deferred revenue accounted for under SOP 97-2 in the period in which the services were provided and to exclude the revenue in the later period in which it is recognized, all net of tax). Reconciliation statements for non-GAAP operating revenue, non-GAAP adjusted EBITDA, non-GAAP net income and non-GAAP earnings per share are attached.

     Fourth quarter 2006 non-GAAP adjusted EBITDA was $8.9 million, compared to $12.0 million for the year ago quarter. Non-GAAP adjusted EBITDA for 2006 was $38.9 million, compared to $41.9 million for the prior year.

     Non-GAAP net income for the fourth quarter of 2006 was $2.8 million or $0.15 per share, compared to $5.2 million or $0.25 per share for the year ago quarter. Non-GAAP net income for 2006 was $10.9 million or $0.53 per share compared to $18.2 million or $0.90 per share for the prior year. Non-GAAP net income includes net interest expense, which increased $1.7 million in the fourth quarter of 2006 and $6.6 million for the full year of 2006 compared to last year. The increase in interest expense is primarily attributable to bank debt utilized to finance the November 15, 2005 acquisition of the Company's electronic discovery business. As of December 31, 2006 the Company has reduced its bank borrowings by $25.0 million since the electronic discovery acquisition.

     Tom W. Olofson, chairman and CEO, and Christopher E. Olofson, president and COO of Epiq Systems, stated, "As anticipated, 2006 was an important transitional year of significant investment and integration. By year's end, we had appointed new managing directors in our electronic discovery, class action and legal settlements, and corporate restructuring businesses to strengthen our senior management organization. In addition, we augmented the sales and leadership teams in each of these areas.

     During 2006, our electronic discovery business experienced significant growth and is now ranked among the top national providers of electronic discovery services. Operating revenue for our bankruptcy businesses also met or exceeded internal objectives. Although our class action and legal settlements business experienced a sales shortfall for new client engagements in 2006, its fourth quarter revenue was the strongest quarter of the year.

     Entering 2007, the company has an attractive opportunity to harvest the benefits of its recent investments and stands as a market leader in integrated technology solutions for electronic discovery, bankruptcy, class action and legal settlements."

     Key events in 2006 include:

     -- Epiq Systems appeared on the top 20 Electronic Discovery Service Providers list in the 2006 Socha Gelbmann Survey. The survey indicates the electronic discovery market has a 2-year projected 55% CAGR, with 2005 revenue of $0.8 billion projected to reach $2.0 billion in 2007.

     -- In 2006 the company further established its technology leadership in the legal market with major software releases for DocuMatrix(TM), the company's electronic discovery and document review platform and TCMS(R), the company's Chapter 7 case management software.

     -- New managing directors were appointed during the third quarter to assume leadership for electronic discovery, corporate restructuring and class action/legal settlements.

     -- During 2006, the company recruited new sales and client relationship executives in New York, London, Chicago, Los Angeles, and northern California.

     -- The company opened a full-service office (including sales, client services and technology support) for its electronic discovery business in Los Angeles.

     -- 1.11 million bankruptcies were filed in the U.S. Court's annual period ended September 30, 2006.

     -- The Federal Reserve reported that both corporate debt and consumer credit increased compared to the prior year, reaching $5.6 trillion and $2.4 trillion, respectively, as of September 30, 2006.

     Conference Call

     The Company will host a conference call today at 3:30 p.m. central time to discuss these results. The Internet broadcast of the call can be accessed at www.epiqsystems.com. To listen by phone, call 800-322-9079 before 3:30 p.m. central time. The archive of the Internet broadcast will be available on the company's website until the next earnings update. A recording of the call will be available through March 31, 2007 beginning approximately two hours after the call ends. To access the replay, call 877-519-4471 and enter pin #8442362.

     Company Description

     Epiq Systems is a leading provider of integrated technology solutions for the legal profession. Our solutions streamline the administration of bankruptcy, litigation, financial transactions and regulatory compliance matters. We offer innovative technology solutions for electronic discovery, document review, legal notification, claims administration and controlled disbursement. Our clients include leading law firms, corporate legal departments, bankruptcy trustees and other professional advisors who require innovative technology, responsive service and deep subject-matter expertise. For more information, visit us online at www.epiqsystems.com.

     Forward-Looking and Cautionary Statements

     This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act, including those relating to the possible or assumed future results of our operations and financial condition. These forward-looking statements are based on our current expectations and may be identified by terms such as "believe," "expect," "anticipate," "should," "planned," "may," "goal," "objective" and "potential." Because forward-looking statements involve future risks and uncertainties, listed below are a variety of factors that could cause actual results and experience to differ materially from the anticipated results or other expectations expressed in our forward-looking statements. These factors include (1) risks associated with the application of complex accounting rules to unique transactions, including the risk that good faith application of those rules and audits of those results may be later reversed by new interpretations of those rules or new views regarding the application of those rules, (2) any material changes in our total number of client engagements and the volume associated with each engagement, (3) any material changes in our client's deposit portfolio or the services required or selected by our clients in engagements, (4) material changes in the number of bankruptcy filings, class action filings or mass tort actions each year, (5) changes in the marketing and pricing arrangements with our partner depository banks, (6) risks associated with the integration of acquisitions into our existing business operations, (7) risks associated with our indebtedness, and (8) other risks detailed from time to time in our SEC filings, including our annual report on Form 10-K. In addition, there may be other factors not included in our SEC filings that may cause actual results to differ materially from any forward-looking statements. We undertake no obligations to update any forward-looking statements contained herein to reflect future events or developments.


                 EPIQ SYSTEMS, INC. AND SUBSIDIARIES
           CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                (In thousands, except per share data)
                             (Unaudited)

                            Three months ended    Twelve months ended
                               December 31,          December 31,
                           --------------------- ---------------------
                             2006       2005       2006       2005
                           ---------- ---------- ---------- ----------

REVENUE:
  Case management services   $22,471    $14,910    $76,534    $53,042
  Case management bundled
   software license,
   software upgrade and
   postcontract customer
   support services            7,203        625     87,716      1,771
  Document management
   services                    8,977      7,979     35,472     27,874
                           ---------- ---------- ---------- ----------
    Operating revenue
     before reimbursed
     direct costs             38,651     23,514    199,722     82,687
  Operating revenue from
   reimbursed direct costs     7,772      6,526     24,448     23,643
                           ---------- ---------- ---------- ----------
      Total Revenue           46,423     30,040    224,170    106,330
                           ---------- ---------- ---------- ----------

OPERATING EXPENSES:
  Direct costs of services    14,919      8,282     48,345     30,225
  Direct costs of services
   - bundled                     944        972      3,921      3,809
  Reimbursed direct costs      7,731      6,461     24,583     23,756
  General and
   administrative             17,602      8,001     54,071     31,072
  Depreciation and
   software and leasehold
   amortization                2,688      2,007     10,113      7,288
  Amortization of
   identifiable intangible
   assets                      2,957      2,259     11,629      6,751
  Acquisition related             33      2,870        283      2,984
                           ---------- ---------- ---------- ----------
      Total Operating
       Expenses               46,874     30,852    152,945    105,885
                           ---------- ---------- ---------- ----------

INCOME (LOSS) FROM
 OPERATIONS                     (451)      (812)    71,225        445
                           ---------- ---------- ---------- ----------

INTEREST EXPENSE (INCOME):
  Interest income                (97)       (15)      (208)      (122)
  Interest expense             4,253      2,501     13,468      6,809
                           ---------- ---------- ---------- ----------
    Net Interest Expense       4,156      2,486     13,260      6,687
                           ---------- ---------- ---------- ----------

INCOME (LOSS) FROM
 OPERATIONS BEFORE INCOME
 TAXES                        (4,607)    (3,298)    57,965     (6,242)

INCOME TAX PROVISION
 (BENEFIT)                    (2,514)       747     22,834     (2,400)
                           ---------- ---------- ---------- ----------

NET INCOME (LOSS)            $(2,093)   $(4,045)   $35,131    $(3,842)
                           ========== ========== ========== ==========

NET INCOME (LOSS) PER
 SHARE INFORMATION:
    Net income (loss) per
     share - Diluted          $(0.11)    $(0.22)     $1.58     $(0.21)
                           ========== ========== ========== ==========

WEIGHTED AVERAGE COMMON
 SHARES OUTSTANDING -
 DILUTED                      19,477     18,627     23,048     18,092
                           ========== ========== ========== ==========


                 EPIQ SYSTEMS, INC. AND SUBSIDIARIES
                CONDENSED CONSOLIDATED BALANCE SHEETS
                            (In thousands)
                             (Unaudited)

                                          December 31,   December 31,
                                             2006           2005
                                         -------------- --------------
                 ASSETS
ASSETS:
   Cash and cash equivalents                    $5,274        $13,563
   Trade accounts receivable, net               33,066         33,504
   Property, equipment and leasehold
    improvements, net                           23,153         23,751
   Goodwill                                    260,609        249,427
   Other intangibles, net                       43,840         53,399
   Other                                        16,278         44,827
                                         -------------- --------------

Total Assets                                  $382,220       $418,471
                                         ============== ==============


  LIABILITIES AND STOCKHOLDERS' EQUITY
LIABILITIES:
   Accounts payable                             $7,930         $7,954
   Deferred revenue                              1,073         60,224
   Indebtedness                                154,361        173,548
   Other liabilities                            34,677         36,277
STOCKHOLDERS' EQUITY                           184,179        140,468
                                         -------------- --------------

Total Liabilities and Stockholders'
 Equity                                       $382,220       $418,471
                                         ============== ==============


                 EPIQ SYSTEMS, INC. AND SUBSIDIARIES
           CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                            (In thousands)
                             (Unaudited)

                            Three months ended    Twelve months ended
                               December 31,          December 31,
                           --------------------- ---------------------
                             2006       2005       2006       2005
                           ---------- ---------- ---------- ----------

CASH FLOWS FROM OPERATING
 ACTIVITIES:
  Net income (loss)          $(2,093)   $(4,045)   $35,131    $(3,842)
  Non-cash adjustments to
   net income (loss):
     Depreciation and
      amortization             5,645      4,266     21,742     14,039
     Other, net                2,353     (1,808)    27,023     (6,668)
  Changes in operating
   assets and liabilities,
   net                         4,895     15,088    (49,521)    23,709
                           ---------- ---------- ---------- ----------
       Net cash provided
        by operating
        activities            10,800     13,501     34,375     27,238
                           ---------- ---------- ---------- ----------

CASH FLOWS FROM INVESTING
 ACTIVITIES:
  Cash paid for business
   combinations, net               -   (109,883)    (3,586)  (110,533)
  Other                       (2,500)    (2,284)   (11,002)    (6,297)
                           ---------- ---------- ---------- ----------
       Net cash used in
        investing
        activities            (2,500)  (112,167)   (14,588)  (116,830)
                           ---------- ---------- ---------- ----------

CASH FLOWS FROM FINANCING
 ACTIVITIES:
  Net (payments)
   borrowings on
   indebtedness               (7,013)    99,836    (30,656)    89,732
  Other                          (39)      (810)     2,580         93
                           ---------- ---------- ---------- ----------
       Net cash (used in)
        provided by
        financing
        activities            (7,052)    99,026    (28,076)    89,825
                           ---------- ---------- ---------- ----------

NET INCREASE (DECREASE) IN
 CASH AND CASH EQUIVALENTS    $1,248       $360    $(8,289)      $233
                           ========== ========== ========== ==========


                 EPIQ SYSTEMS, INC. AND SUBSIDIARIES
                RECONCILIATION OF OPERATING REVENUE TO
                      NON-GAAP OPERATING REVENUE
                            (In thousands)
                             (Unaudited)

                            Three months ended    Twelve months ended
                           --------------------- ---------------------
                            Dec. 31,   Dec. 31,   Dec. 31,   Dec. 31,
                             2006       2005       2006       2005
                           ---------- ---------- ---------- ----------
OPERATING REVENUE BEFORE
 REIMBURSED DIRECT COSTS     $38,651    $23,514   $199,722    $82,687

Less:
  Deferred revenue (SOP
   97-2)                           -      5,644    (59,674)    24,466
                           ---------- ---------- ---------- ----------

NON-GAAP OPERATING REVENUE   $38,651    $29,158   $140,048   $107,153
                           ========== ========== ========== ==========


     Note: The adjustment reverses the effect of deferred revenue related to a specific 36 month Chapter 7 bankruptcy arrangement spanning October 2003 - September 2006. Throughout the 36 month fixed term of the arrangement the company provided services to clients and received ordinary course cash payments each month. However, based on the structure of this arrangement, SOP 97-2 required the deferral of substantially all revenue from the arrangement to the final two quarterly periods. A deferral of $66.1 million of revenue was reported through the first quarter of 2006, of which $60.1 million was recognized in the second quarter of 2006 and $6.0 million was recognized in the third quarter of 2006. Although revenue from the arrangement was deferred, under generally accepted accounting principals the related costs were not deferred but rather recognized as incurred. Revenue for arrangements in periods prior to October 2003 and for the current arrangement, which began October 1, 2006, are recognized in the period the services are provided.


                 EPIQ SYSTEMS, INC. AND SUBSIDIARIES
                RECONCILIATION OF NET INCOME (LOSS) TO
                       NON-GAAP ADJUSTED EBITDA
                            (In thousands)
                             (Unaudited)

                            Three months ended    Twelve months ended
                           --------------------- ---------------------
                            Dec. 31,   Dec. 31,   Dec. 31,   Dec. 31,
                             2006       2005       2006       2005
                           ---------- ---------- ---------- ----------

NET INCOME (LOSS)            $(2,093)   $(4,045)   $35,131    $(3,842)

  Deferred revenue (SOP
   97-2)                           -      5,644    (59,674)    24,466
  Acquisition related
   expense                        33      2,870        283      2,984
  Depreciation and
   amortization                5,645      4,266     21,742     14,039
  Share-based compensation     3,689          -      5,359          -
  Expenses related to
   financing, net              4,156      2,486     13,260      6,687
  Provision for (benefit
   from) income taxes         (2,514)       747     22,834     (2,400)
                           ---------- ---------- ---------- ----------
                              11,009     16,013      3,804     45,776
                           ---------- ---------- ---------- ----------

NON-GAAP ADJUSTED EBITDA      $8,916    $11,968    $38,935    $41,934
                           ========== ========== ========== ==========


                 EPIQ SYSTEMS, INC. AND SUBSIDIARIES
                RECONCILIATION OF NET INCOME (LOSS) TO
                         NON-GAAP NET INCOME
                            (In thousands)
                             (Unaudited)

                            Three months ended    Twelve months ended
                           --------------------- ---------------------
                            Dec. 31,   Dec. 31,   Dec. 31,   Dec. 31,
                             2006       2005       2006       2005
                           ---------- ---------- ---------- ----------

NET INCOME (LOSS)            $(2,093)   $(4,045)   $35,131    $(3,842)

Plus (net of tax):
  Deferred revenue (SOP
   97-2)                           -      5,752    (36,103)    14,790
  Amortization of
   acquisition intangibles     1,789      1,367      7,036      4,084
  Share-based compensation     2,215          -      3,306          -
  Acquisition related
   expense                        20      1,736        171      1,805
  Loan fee amortization          224        201        888        708
  Non-cash embedded option
   charges                       678        164        511        626
                           ---------- ---------- ---------- ----------
                               4,926      9,220    (24,191)    22,013
                           ---------- ---------- ---------- ----------

NON-GAAP NET INCOME           $2,833     $5,175    $10,940    $18,171
                           ========== ========== ========== ==========


                 EPIQ SYSTEMS, INC. AND SUBSIDIARIES
                       RECONCILIATION OF EPS TO
                            NON-GAAP EPS
                             (Unaudited)

                            Three months ended    Twelve months ended
                           --------------------- ---------------------
                            Dec. 31,   Dec. 31,   Dec. 31,   Dec. 31,
                             2006 (a)   2005       2006       2005
                           ---------- ---------- ---------- ----------

EPS (on a diluted basis)      $(0.11)    $(0.22)     $1.58     $(0.21)

Plus (net of tax):
  Deferred revenue (SOP
   97-2)                           -       0.31      (1.57)      0.77
  Amortization of
   acquisition intangibles      0.09       0.06       0.31       0.19
  Share-based compensation      0.12          -       0.14          -
  Acquisition related
   expense                         -       0.08       0.01       0.08
  Loan fee amortization         0.01       0.01       0.04       0.04
  Non-cash embedded option
   charges                      0.04       0.01       0.02       0.03
                           ---------- ---------- ---------- ----------
                                0.26       0.47      (1.05)      1.11
                           ---------- ---------- ---------- ----------

NON-GAAP EPS (on a diluted
 basis)                        $0.15      $0.25      $0.53      $0.90
                           ========== ========== ========== ==========

     (a) The Non-GAAP EPS calculation excludes adjustments related to convertible debt as such adjustments are antidilutive.


                 EPIQ SYSTEMS, INC. AND SUBSIDIARIES
                           EPS CALCULATION
                (In thousands, except per share data)
                             (Unaudited)

                            Three months ended    Twelve months ended
                           --------------------- ---------------------
                            Dec. 31,   Dec. 31,   Dec. 31,   Dec. 31,
                             2006 (b)   2005 (b)   2006       2005 (b)
                           ---------- ---------- ---------- ----------


NET INCOME (LOSS)            $(2,093)   $(4,045)   $35,131    $(3,842)
  Interest expense
   adjustment for
   convertible debt                -          -      1,209          -
                           ---------- ---------- ---------- ----------

ADJUSTED FOR DILUTED
 CALCULATION                 $(2,093)   $(4,045)   $36,340    $(3,842)
                           ========== ========== ========== ==========

DILUTED WEIGHTED AVERAGE
 SHARES                       19,477     18,627     19,399     18,092
  Adjustment to reflect
   stock options                   -          -        792          -
  Adjustment to reflect
   convertible debt shares         -          -      2,857          -
                           ---------- ---------- ---------- ----------

ADJUSTED FOR DILUTED
 CALCULATION                  19,477     18,627     23,048     18,092
                           ========== ========== ========== ==========

NET INCOME (LOSS) PER
 SHARE - DILUTED              $(0.11)    $(0.22)     $1.58     $(0.21)
                           ========== ========== ========== ==========

     (b) Convertible debt is antidilutive and therefore excluded from EPS calculation.


     CONTACT: Epiq Systems, Inc.
              Mary Ellen Berthold, 913-621-9500
              ir@epiqsystems.com